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                                                                    Exhibit 99.5

                         ACCEL INTERNATIONAL CORPORATION
                                 RIGHTS OFFERING

                  NOMINEE HOLDER OVERSUBSCRIPTION EXERCISE FORM
                   PLEASE COMPLETE ALL APPLICABLE INFORMATION


By Mail:                                  By Hand or Overnight Courier:

National City Bank, Subscription Agent    National City Bank, Subscription Agent
Corporate Trust Operations                Corporate Trust Operations
P.O. Box 94720                            3rd Floor -- North Annex
Cleveland, Ohio 44101-4720                4100 West 150th Street
                                          Cleveland, Ohio 44135-1385





THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED TO THE FULLEST EXTENT POSSIBLE AND DELIVERED THROUGH THE FACILITIES OF A COMMON DEPOSITORY. ALL OTHER EXERCISES OF OVERSUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF SUBSCRIPTION CERTIFICATES.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN ACCEL INTERNATIONAL CORPORATION'S ("THE COMPANY'S") PROSPECTUS DATED _______________, 1996 (THE PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE SUBSCRIPTION AGENT, NATIONAL CITY BANK AT (800) 622-6757.

THIS FORM OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., COLUMBUS, OHIO TIME, ON _________________, 1996, UNLESS EXTENDED (AS IT MAY BE EXTENDED, THE EXPIRATION DATE"), PROVIDED THAT THE EXPIRATION DATE SHALL IN NO EVENT BE LATER THAN ________________, 1996.





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1. The undersigned hereby certifies to the Company and the Subscription Agent that it is a participant in _________________________________ (the Depository")
                                   Name of Depository

and that it has either (i) exercised the Basic Subscription Privilege in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depository Account of the Company or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Basic Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of the Company.

2. The undersigned hereby exercises the Oversubscription Privilege to purchase, to the extent available, ___________ shares of Common Stock and certifies to the Company and the Subscription Agent by execution of a Nominee Holder Certification that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Basic Subscription Rights have been exercised to the fullest extent possible.

3. The undersigned understands that payment of the Subscription Price of $______ per share for each share of Common Stock subscribed for pursuant to the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Columbus, Ohio time, on the Expiration Date and represents that such payment, in the aggregate amount of $______________, either (check appropriate box):

/ / has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

or

/ /  is being delivered to the Subscription Agent herewith

or

/ / has been delivered separately to the Subscription Agent and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

/ /  wire transfer of funds

- --   name of transferor institution____________________________________________

- --   date of transfer__________________________________________________________



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- --   confirmation number (if available)________________________________________

/ /  uncertified check

/ /  certified check

/ /  bank draft (cashier's check)

                           Basic Subscription Confirmation Number:_____________

                           Depository Participant Number:______________________

                           Name of Depository Participant:_____________________

                           By:_________________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

Dated: _________________, 1996

PARTICIPANTS EXERCISING THE OVERSUBSCRIPTION PRIVILEGE PURSUANT
HERETO MUST SEPARATELY SUBMIT A NOMINEE HOLDER CERTIFICATION TO
THE SUBSCRIPTION AGENT. SUCH NOMINEE HOLDER CERTIFICATIONS ARE
AVAILABLE FROM THE SUBSCRIPTION AGENT.





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